Exhibit 99.3

EXECUTION VERSION

CREDIT SUISSE SECURITIES (USA) LLC CREDIT SUISSE AG 11 Madison Avenue New York, New York 10010

CONFIDENTIAL

December 18, 2017
Campbell Soup Company
1 Campbell Place
Camden, New Jersey 08103-1799
Attention: Ashok Madhavan, Vice President and Treasurer
CC:  Anthony DiSilvestro, Senior Vice President and Chief Financial Officer
         Raymond E. Liguori, Vice President – Corporate Development

PROJECT TWIST
$6,200,000,000 Senior Unsecured Bridge Term Loan Credit Facility
Commitment Letter

Ladies and Gentlemen:

Campbell Soup Company ("you" or "Borrower") has advised Credit Suisse Securities (USA) LLC ("CS Securities") and Credit Suisse AG ("CS" and, together with CS Securities and their respective affiliates, "Credit Suisse", "we", "us", "our" or the "Commitment Parties") that you, directly or through one of your wholly owned domestic subsidiaries, intend to acquire (the "Acquisition") all of the outstanding equity interests of a company previously identified to us as "Twist" (the "Target"), and to consummate the other Transactions (such term and each other capitalized term used but not defined herein having the meaning assigned to such term in the Summary of Principal Terms and Conditions attached hereto as Exhibit A (the "Term Sheet")).

You have further advised us that, in connection therewith, (a) Borrower will seek to raise up to $6,200,000,000 from the issuance of any combination of (i) up to $5,000,000,000 of its senior unsecured notes (the "Senior Notes") and/or (ii) up to $1,200,000,000 of senior unsecured term loans (the "Term Loans") and (b) to the extent the Borrower does not issue the Senior Notes and/or the Term Loans on or prior to the Closing Date, borrow up to $6,200,000,000 in aggregate principal amount of senior unsecured term loans under the senior unsecured bridge term loan credit facility (the "Bridge Facility") described in the Term Sheet subject solely to the satisfaction (or waiver) of the conditions precedent expressly set forth in Exhibit B hereto.

1. Commitments.

In connection with the foregoing, CS (in such capacity, the "Initial Lender") is pleased to advise you of its commitment to provide the entire aggregate principal amount of the Bridge Facility in accordance with the terms set forth or referred to in this commitment letter (including the Term Sheet and other attachments hereto, this "Commitment Letter") and subject only to the satisfaction (or waiver) of the conditions precedent expressly set forth in Exhibit B hereto; provided, that the aggregate amount of commitments with respect to the Bridge Facility shall be reduced at any time after the date hereof as and to the extent set forth in the Term Sheet (under "Mandatory Prepayments and Commitment Reductions" or "Voluntary Prepayments and Reductions in Commitments") or the Bridge Facility Documentation, as applicable.

2. Titles and Roles.

You hereby appoint (a) CS Securities (in such capacity, the "Arranger") to act, and the Arranger hereby agrees to act, as sole lead bookrunner and sole lead arranger for the Bridge Facility, and (b) CS to act, and CS hereby agrees to act, as sole administrative agent for the Bridge Facility, in each case, upon the terms and subject to the conditions set forth or referred to in this Commitment Letter.  Each of the Arranger and the Administrative Agent, in such capacities, will perform the duties and exercise the authority customarily performed and exercised by it in such roles.  You further agree that no other titles will be awarded and no compensation (other than that expressly contemplated by this Commitment Letter and the Fee Letter referred to below) will be paid in connection with the Bridge Facility unless you and we shall so agree.

3. Syndication.

We reserve the right, prior to and/or after the execution of the Bridge Facility Documentation, to syndicate all or a portion of the Initial Lender's commitments with respect to the Bridge Facility to a group of banks and financial institutions identified by us that (x) are reasonably acceptable to you or (y) have been identified pursuant to the syndication strategy (the "Syndication Strategy") mutually agreed in writing prior to the date hereof (each, a "Permitted Assignee" and, together with the Initial Lender, the "Lenders") (which syndication shall not reduce the commitments of the Initial Lender hereunder, except as provided for in Section 9), and you agree to use commercially reasonable efforts to provide us with a period of at least fifteen (15) consecutive business days following the date of your acceptance of this Commitment Letter and prior to the Closing Date to syndicate the Bridge Facility.  In addition, you and we agree to use commercially reasonable efforts to negotiate, execute and deliver Joinder Agreements (as defined below) promptly upon request.

We intend to commence syndication efforts promptly upon the execution of this Commitment Letter.  Until the earlier of (x) 60 days following the Closing Date and (y) the completion of a Successful Syndication (as defined in the Fee Letter) (such later date, the "Syndication Date"), you agree to actively assist us in achieving a syndication of the Bridge Facility satisfactory to you and us.  Such assistance shall include (a) your using commercially reasonable efforts to ensure that any syndication efforts benefit materially from your existing lending and investment banking relationships, (b) direct contact between senior management, representatives and advisors of you (and your using commercially reasonable efforts to cause direct contact between senior management, representatives, and advisors of the Target if and to the extent consistent with, and subject to the limitations and compliance with the terms of, the Acquisition Agreement) and the proposed Lenders, (c) your reasonable assistance (and your using commercially reasonable efforts to cause the Target to assist if and to the extent consistent with, and subject to the limitations and compliance with the terms of, the Acquisition Agreement) in the preparation of a customary confidential information memorandum for the Bridge Facility and other customary marketing materials and presentations to be used in connection with the syndication (the "Information Materials"), (d) your providing or causing to be provided customary projections of Borrower and its subsidiaries, (e) your using commercially reasonable efforts to obtain a Public Debt Rating (as defined in Annex I to Exhibit A) from each of Standard & Poor's Ratings Service ("S&P") and Moody's Investors Service, Inc. ("Moody's"), in each case, giving effect to the Transactions, and (f) at the Arranger's reasonable request, the hosting, with the Arranger, of one or more meetings or conference calls of prospective Lenders at mutually agreeable times and venues.  Notwithstanding the foregoing, you shall not be required to provide information the disclosure of which would result in the loss of attorney-client privilege or violate a third-party confidentiality obligation binding upon the Borrower or its subsidiaries; provided, that in the event that you do not provide information in reliance on this sentence, you shall provide notice to the Arranger that such information is being withheld and you shall use your commercially reasonable efforts to obtain a waiver of such confidentiality obligation and/or communicate the applicable information in a way that would not violate the applicable obligation or risk waiver of such privilege, and in any event the representation and warranty in Section 4 shall not be affected in any way by your decision to provide such information.  Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter or any other letter agreement or undertaking concerning the financing of the Transactions to the contrary (but without limiting your obligation to assist with the syndication efforts as set forth herein), neither the syndication, obtaining of the ratings referenced above nor the compliance with any of the other provisions set forth in clauses (a) through (f) above or any other provisions of this paragraph shall constitute a condition to the commitments hereunder or the funding of the Bridge Facility on the Closing Date.

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You agree, at the reasonable request of the Arranger, to assist in the preparation of a version of the Information Materials to be used in connection with the syndication of the Bridge Facility consisting exclusively of information and documentation that is either (i) publicly available (or contained in the prospectus or other offering memorandum for any securities to be issued by the Borrower in connection with the Transactions) or (ii) not material with respect to Borrower, the Target or their respective subsidiaries or any of their respective securities for purposes of United States Federal and state securities laws (all such Information Materials being "Public Lender Information").  Any information and documentation that is not Public Lender Information is referred to herein as "Private Lender Information".  Before distribution of any Information Materials, you agree to execute and deliver to the Arranger (i) a customary letter in which you authorize distribution of the Information Materials to Lenders' employees willing to receive Private Lender Information and (ii) a separate customary letter in which you authorize distribution of Information Materials containing solely Public Lender Information and represent that such Information Materials do not contain any Private Lender Information, which letters shall, in each case, include a customary "10b-5" representation.  You further agree that each document to be disseminated by the Arranger to any Lender in connection with the Bridge Facility will, at the request of the Arranger, be identified by you as either (i) containing Private Lender Information or (ii) containing solely Public Lender Information.  You acknowledge that the following documents contain solely Public Lender Information (unless you notify us prior to their intended distribution that any such document contains Private Lender Information and provided, that you have been given a reasonable opportunity to review such documents): (a) drafts and final Bridge Facility Documentation, including term sheets; (b) administrative materials prepared by the Commitment Parties for prospective Lenders (such as a lender meeting invitation, bank allocation, if any, and funding and closing memoranda); and (c) notification of changes in the terms of the Bridge Facility. Notwithstanding the foregoing, it is understood and agreed that the Information Materials, the Public Lender Information and the Private Lender Information are subject to the confidentiality provisions of this Commitment Letter.

The Arranger will manage all aspects of any syndication in consultation with you and in a manner consistent with the Syndication Strategy or otherwise subject to your consent (not to be unreasonably withheld), including decisions as to the selection of institutions to be approached (which shall be Permitted Assignees) and when they will be approached, when their commitments will be accepted, which institutions will participate (which shall be Permitted Assignees), the allocation of the commitments among the Lenders, any naming rights and the amount and distribution of fees among the Lenders.  To assist the Arranger in its syndication efforts, you agree promptly to prepare and provide (and to use commercially reasonable efforts to cause the Target promptly to provide) to the Arranger all customary information with respect to Borrower, its subsidiaries, the Target and its subsidiaries, the Transactions and the other transactions contemplated hereby, including all customary financial information and projections (the "Projections"), as the Arranger may reasonably request in connection with the structuring, arrangement or syndication of the Bridge Facility; provided, that each of the foregoing to the extent relating to the Target may only be required (x) if and to the extent consistent with, and subject to the limitations and compliance with the terms of, the Acquisition Agreement or (y) if the foregoing are otherwise available, or may be derived from information available, to you.

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You agree that, prior to the Syndication Date, (a) Borrower shall use commercially reasonable efforts to ensure that no other competing issues of debt securities or commercial bank or other credit facilities of the Target or its subsidiaries are announced, offered, attempted, placed or arranged that could reasonably be expected to have a material adverse impact on the syndication of the Bridge Facility if and to the extent consistent with, and subject to the limitations and compliance with the terms of, the Acquisition Agreement (other than indebtedness of the Target and its subsidiaries not prohibited from being incurred pursuant to the terms of, the Acquisition Agreement (as in effect on the date hereof without giving effect to any consents granted thereunder)) and (b) there shall be no other competing issues of debt securities or commercial bank or other credit facilities of Borrower or its subsidiaries announced, offered, attempted, placed or arranged that could reasonably be expected to have a material adverse impact on the syndication of the Bridge Facility (other than (i) the Permanent Financing, (ii) borrowings under the Existing Credit Agreement (including pursuant to extensions, modifications and replacements thereof; provided that the aggregate commitments under the Existing Credit Agreement shall not exceed the aggregate commitments in effect on the date hereof), (iii) any commercial paper issued in the ordinary course of business, (iv) up to $700 million of commercial paper and any refinancing thereof in connection with the acquisition by the Borrower or its subsidiary of Pacific Foods and any replacement or renewal of Pacific Foods' short-term working capital facility with a similar facility (collectively "Pacific Foods Financings"), (v) any borrowings under the existing CAD$170 million Canadian revolving credit facility, other existing foreign and/or short term working capital credit lines (including any extensions, modifications, refinancings and replacements thereof), (vi) any purchase money indebtedness, capital or synthetic lease obligations, industrial bonds or similar obligations, in each case, in the ordinary course of business, (vii) refinancings and replacements of notes in an aggregate principal amount not to exceed AU$470 million and (viii) any other financing reasonably agreed by the Arranger).

Notwithstanding the Initial Lender's right to syndicate the Bridge Facility and receive commitments with respect thereto, except, in each case, as set forth below with respect to assignments as expressly provided in Section 9, (i) the Initial Lender shall not be relieved, released or novated from its obligations hereunder (including its obligation to fund the entire Bridge Facility on the Closing Date) in connection with any syndication, assignment or participation of the Bridge Facility, including its commitment in respect thereof, until after the Closing Date has occurred and (ii) no assignment or novation shall become effective with respect to all or any portion of the Initial Lender's commitment in respect of the Bridge Facility until the initial funding of the Bridge Facility.

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4. Information.

You hereby represent and warrant (but the accuracy of such representation and warranty shall not be a condition to the commitments hereunder or the funding of the Bridge Facility on the Closing Date) that (a) all written information, other than the Projections, forward-looking information and information of a general economic or industry nature (the "Information") that has been or will be made available to us by you or any of your representatives on your behalf in connection with the transactions contemplated hereby (which Information shall be to your knowledge to the extent it relates to the Target and its subsidiaries), is or will be, when furnished and taken as a whole (together with any written supplements and updates thereto), correct in all material respects and does not or will not, when furnished and taken as a whole (together with any written supplements and updates thereto), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made, after giving effect to all supplements and updates thereto and (b) the Projections and other forward-looking information that have been or will be made available to us by you or any of your representatives on your behalf have been or will be prepared in good faith based upon assumptions that are believed by you to be reasonable at the time made and the time the related Projections and forward-looking information are made available to us (it being recognized by us that such Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond your control, that no assurance can be given that any particular Projections will be realized, that actual results during the period or periods covered by any such Projections may differ from the projected results and that such differences may be material).  You agree that if at any time prior to the later of (x) the Closing Date and (y) the Syndication Date, you become aware that any of the representations in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will promptly (or prior to the closing of the Bridge Facility, with respect to Information or Projections concerning the Target, you will use commercially reasonable efforts to if and to the extent consistent with, and subject to the limitations and compliance with the terms of, the Acquisition Agreement) supplement the Information and the Projections so that, with respect to the Information related to the Target and its subsidiaries prior to the Closing Date to your knowledge, such representations will be correct in all material respects under those circumstances.  In arranging and syndicating the Bridge Facility, we will be entitled to use and rely on the Information and the Projections without responsibility for independent verification thereof.

5. Fees.

As consideration for the Initial Lender's commitments hereunder, and the Arranger's agreements to perform the services described herein, you agree to pay (or cause to be paid) to us the fees set forth in this Commitment Letter and the Fee Letter dated the date hereof and delivered herewith with respect to the Bridge Facility (the "Fee Letter").

6. Conditions Precedent.

The Initial Lender's commitment hereunder, and each of our agreements to perform the services described herein, are subject solely to the satisfaction (or waiver) of the conditions precedent expressly set forth in Exhibit B hereto; it being understood that there are no other conditions (implied or otherwise) to the commitments hereunder, including compliance with the terms of this Commitment Letter, the Fee Letter or the Bridge Facility Documentation.

Notwithstanding anything contained in this Commitment Letter, the Fee Letter or the Bridge Facility Documentation to the contrary, (a) the only representations the accuracy of which shall be a condition to availability of the Bridge Facility on the Closing Date shall be (i) such of the representations made by or on behalf of the Target and its subsidiaries in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that you have (or an affiliate of yours has) the right to terminate your (or its) obligations under the Acquisition Agreement or to decline to consummate the Acquisition as a result of a breach of such representations in the Acquisition Agreement (the "Acquisition Agreement Representations") and (ii) the Specified Representations (as defined below) and (b) the terms of the Bridge Facility Documentation shall be in a form such that they do not impair availability of the Bridge Facility on the Closing Date if the conditions set forth in this Exhibit B are satisfied.  For purposes hereof, "Specified Representations" means the representations and warranties of Borrower set forth in the Term Sheet relating to corporate existence and power, corporate authorization, due execution and delivery and no contravention of organizational documents or any material debt instrument of the Borrower in a principal or committed amount in excess of $100 million after giving pro forma effect to the Transactions, in each case, as they relate to the entering into and performance of the Bridge Facility Documentation, the binding effect of the Bridge Facility Documentation, margin regulations, Investment Company Act, solvency (as to Borrower and its subsidiaries, taken as a whole, with solvency being determined in a manner consistent with Annex B-1), and the use of proceeds of the Bridge Facility not being used in violation of the PATRIOT Act, laws applicable to sanctioned persons and the Foreign Corrupt Practices Act.  There shall be no conditions to closing and funding not expressly set forth in this Exhibit B (collectively, the "Funds Certain Provisions").

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7. Indemnification; Expenses.

You agree (a) to indemnify and hold harmless each of us and our respective officers, directors, employees, agents, advisors, representatives, controlling persons, members and successors and assigns (each, an "Indemnified Person") from and against any and all losses, claims, damages and liabilities to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the Fee Letter, the Transactions and the Bridge Facility and the syndication thereof or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any such Indemnified Person is a party thereto (and regardless of whether such matter is initiated by you, a third party or by the Target or any of your or its respective affiliates or equity holders), and to reimburse each such Indemnified Person within 30 days after receipt of a reasonably detailed written invoice therefor (together with, if reasonably requested, documentation supporting such reimbursement request) for any reasonable and documented out-of-pocket expenses (including legal expenses of one firm of counsel for all such Indemnified Persons, taken as a whole, and, if necessary, of a single local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all such Indemnified Persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnified Person affected by such conflict informs you of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnified Person)) incurred in connection with investigating or defending any of the foregoing; provided, that the foregoing indemnity will not, as to any Indemnified Person, apply to any claim, loss, damage, liability or expense to the extent the same are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from (i) the gross negligence, bad faith or willful misconduct of the respective Indemnified Person or any Related Person (as defined below) of such Indemnified Person, (ii) a material breach of the obligations of any Indemnified Person or any Related Person thereof under this Commitment Letter, the Fee Letter, the Transactions or the Bridge Facility Documentation, or (iii) any claim, litigation, investigation or proceeding between or among Indemnified Persons or their Related Persons other than an Arranger or other agent in its capacity as such (except to the extent involving any act or omission by you or any of your affiliates) and (b) whether or not the Transactions are consummated and the funding under the Bridge occurs, to reimburse each of us from time to time, within 30 days after receipt of a reasonably detailed written invoice therefor (together with, if reasonably requested, documentation supporting such reimbursement request) for any reasonable and documented out-of-pocket expenses (including, but not limited to syndication expenses, travel expenses and fees, disbursements and other charges of counsel (but limited to expenses of one legal counsel identified in the Term Sheet and, if reasonably necessary, of one regulatory counsel and one local counsel in any relevant jurisdiction for all Indemnified Persons, taken as a whole, unless, in the reasonable opinion of an Indemnified Person, representation of all Indemnified Persons by such counsel would be inappropriate due to the existence of an actual or potential conflict of interest)), in each case, incurred in connection with the Bridge Facility and the syndication thereof, and the preparation, negotiation and enforcement of this Commitment Letter, the Fee Letter, the Bridge Facility Documentation and any ancillary documents in connection therewith, whether or not the Closing Date occurs or any Bridge Facility Documentation is executed and delivered and any extensions of credit are made under the Bridge Facility.  For purposes hereof, a "Related Person" means, with respect to an Indemnified Person, such Indemnified Person's controlled affiliates and the respective directors, officers, employees, controlling members, controlled affiliates, successors and assigns of such Indemnified Person and/or agents or representatives of such Indemnified Person acting on such Indemnified Person's instructions.  Notwithstanding any other provision of this Commitment Letter, none of us, you, the Target, any Indemnified Person or any affiliates of the foregoing shall be liable for any indirect, special, punitive or consequential damages in connection with its activities related to this Commitment Letter, the Fee Letter, the Transactions and the Bridge Facility; provided, that the foregoing shall not limit your indemnification obligation with respect to losses, claims, damages and liabilities as set forth in this Section 7.

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Notwithstanding any other provision of this Commitment Letter, no party shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems, other than for direct, actual damages resulting from the bad faith, gross negligence or willful misconduct of such party or any of its Related Persons as determined by a final, non-appealable judgment of a court of competent jurisdiction.

You shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding against an Indemnified Person in respect of which indemnity could have been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person from all liability or claims that are the subject matter of such proceeding and (ii) does not include any statement as to any admission or fault, culpability, wrong-doing or a failure to act by or on behalf of such Indemnified Person.

You shall not be liable for any settlement of any claim, litigation, investigation or proceeding effected without your prior written consent (which prior written consent shall not be unreasonably withheld, conditioned or delayed), but if settled with your written consent, you agree to indemnify and hold harmless each Indemnified Person in accordance with the other provisions of this Section 7.

Notwithstanding the foregoing paragraphs, each Indemnified Person shall be obligated to refund or return any and all amounts paid by you under the paragraph above to such indemnified person for any losses, claims, damages, liabilities or expenses to the extent such indemnified person is found in a final judgment by a court of competent jurisdiction to not be entitled to payment of such amounts in accordance with the terms hereof.

8. Sharing Information; Absence of Fiduciary Relationship; Affiliate Activities.

You acknowledge that the Commitment Parties may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein or otherwise.  We (and our affiliates) will not (i) use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or our other relationships with you in connection with our performance of services for other persons or (ii) furnish confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or our other relationships with you to other companies.  You also acknowledge that we do not have any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by us from other companies.

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You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and any of us is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether any of us have advised or is advising you on other matters, (b) we, on the one hand, and you, on the other hand, have an arm's-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of any of us, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (d) you have been advised that we are engaged in a broad range of transactions that may involve interests that differ from your interests and that none of us has any obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship and (e) you waive, to the fullest extent permitted by law, any claims you may have against any of us for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the transactions contemplated hereby and agree that none of us shall have any liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of you, including your stockholders, employees or creditors.  In particular, you acknowledge that CS Securities is acting as a buy-side financial advisor to you in connection with the Transactions.  You agree not to assert or allege any claim based on actual or potential conflict of interest arising or resulting from, on the one hand, the engagement of CS Securities in such capacity and our obligations hereunder, on the other hand.  Additionally, you acknowledge and agree that none of us is advising you as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (including, without limitation, with respect to any consents needed in connection with the transactions contemplated hereby).  You shall consult with your own advisors concerning such matters and shall be responsible for making your own independent investigation and appraisal of the transactions contemplated hereby (including, without limitation, with respect to any consents needed in connection therewith), and we shall have no responsibility or liability to you with respect thereto.  Any review by us of Borrower, the Target, the Transactions, the other transactions contemplated hereby or other matters relating to such transactions will be performed solely for our benefit and shall not be on behalf of you or any of your affiliates.

You further acknowledge that we are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services.  In the ordinary course of business, we may provide investment banking and other financial services to, and/or acquire, hold or sell, for our own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, you, the Target and other companies with which you or the Target may have commercial or other relationships.  With respect to any securities and/or financial instruments so held by any of us or any of our customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

9. Assignments; Amendments; Governing Law, Etc.

This Commitment Letter shall not be assignable by you without the prior written consent of the parties hereto (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto (and Indemnified Persons), and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons) to the extent expressly set forth herein.

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The Commitment Party may assign all or a portion of its commitment hereunder to one or more Permitted Assignees, whereupon such Commitment Party shall be released from all or the portion of its commitment hereunder so assigned; provided, that no such assignment shall relieve the Commitment Parties of their obligations hereunder, except to the extent such assignment is evidenced by, at our election, (i) a customary joinder agreement (a "Joinder Agreement") pursuant to which such lender agrees to become party to this Commitment Letter and extend commitments directly to you on the terms set forth herein, and which shall not add any conditions to the availability of the Bridge Facility or change the terms of the Bridge Facility or increase compensation payable by you in connection therewith except as set forth in the Fee Letter and which shall otherwise be reasonably satisfactory to you and us, or (ii) the Bridge Facility Documentation.  Any and all obligations of, and services to be provided by, a Commitment Party hereunder (including, without limitation, the Initial Lender's commitment) may be performed and any and all rights of such Commitment Party hereunder may be exercised by or through any of their respective affiliates or branches and, in connection with such performance or exercise, such Commitment Party may exchange with such affiliates or branches information concerning you and your affiliates that may be the subject of the transactions contemplated hereby (subject to the confidentiality provisions set forth below) and, to the extent so employed, such affiliates and branches shall be entitled to the benefits afforded to such Commitment Party hereunder; provided, that the Commitment Party shall remain primarily liable for the performance of its obligations hereunder to the extent not performed by such affiliate or branch in lieu thereof.

This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of us and you.  This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.  Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.  Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter.

You acknowledge that information and documents relating to the Bridge Facility may be transmitted through SyndTrak, Intralinks, the internet, e-mail or similar electronic transmission systems, and that none of us shall be liable for any damages arising from the unauthorized use by others of information or documents transmitted in such manner except to the extent such damages are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct, bad faith or gross negligence of the Commitment Party.  The Arranger may place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web as it may choose, and circulate similar promotional materials, after the closing of the Transactions in the form of a "tombstone" or otherwise describing the names of you and your affiliates (or any of them), and the amount, type and closing date of such Transactions, all at the expense of the Arranger.  This Commitment Letter and the Fee Letter supersede all prior understandings, whether written or oral, between us with respect to the Bridge Facility.  THIS COMMITMENT LETTER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS COMMITMENT LETTER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT (A) THE INTERPRETATION OF THE DEFINITION OF "COMPANY MATERIAL ADVERSE EFFECT" (AND WHETHER OR NOT A COMPANY MATERIAL ADVERSE EFFECT HAS OCCURRED OR WOULD REASONABLY BE EXPECTED TO OCCUR), (B) THE DETERMINATION OF THE ACCURACY OF ANY ACQUISITION AGREEMENT REPRESENTATIONS AND WHETHER AS A RESULT OF ANY INACCURACY OF ANY ACQUISITION AGREEMENT REPRESENTATION THERE HAS BEEN A FAILURE OF A CONDITION PRECEDENT TO YOUR (OR YOUR AFFILIATES') OBLIGATIONS UNDER THE ACQUISITION AGREEMENT AND (C) THE DETERMINATION OF WHETHER THE ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE ACQUISITION AGREEMENT SHALL, IN EACH CASE, BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS AND JUDICIAL DECISIONS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS EXECUTED AND PERFORMED ENTIRELY WITHIN SUCH JURISDICTION WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISION OR RULE (WHETHER THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

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Each of the parties hereto agrees that this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein, including the good faith negotiation of the Bridge Facility Documentation by the parties hereto in a manner consistent with this Commitment Letter, it being acknowledged and agreed that the commitments provided hereunder are subject solely to the satisfaction (or waiver) of the conditions precedent in Exhibit B hereto; provided, that nothing contained in this Commitment Letter or the Fee Letter obligates you or any of your affiliates to consummate the Transactions or to draw upon all or any portion of the Bridge Facility.

10. Jurisdiction.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby, and agrees that all claims in respect of any such action or proceeding may be heard and determined only in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby in any such New York State court or in any such Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each of the parties hereto agrees that service of any process, summons, notice or document by registered mail addressed to you or us at the addresses set forth above shall be effective service of process for any suit, action or proceeding brought in any such court.

11. Waiver of Jury Trial.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER, THE FEE LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER.

12. Confidentiality.

This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter nor the Fee Letter nor any of their terms or substance,  shall be disclosed, directly or indirectly, to any other person without our consent (such consent not to be unreasonably withheld, conditioned or delayed) except (a) to your officers, directors, employees, attorneys, agents, accountants, shareholders, rating agencies and advisors on a confidential basis, (b)(i) in any legal, judicial or administrative proceeding, (ii) as otherwise required by applicable law, regulation or compulsory legal process or as requested by a governmental or regulatory authority, or (iii) in the case of the Commitment Letter and the contents hereof (but not the Fee Letter and the contents thereof) as you may (x) determine is advisable to comply with your obligations under securities and other applicable laws and regulations or (y) conclude is necessary in connection with obtaining any regulatory approval required for the Transactions (in each case pursuant to this clause (b), you agree to the extent practicable and not prohibited by applicable law, rule or regulation to inform us promptly thereof), (c) you may disclose the aggregate fee amounts contained in the Fee Letter as part of Projections, pro forma information or a generic disclosure of aggregate sources and uses related to fee amounts related to the Transactions to the extent customary or required in offering and marketing materials for the Bridge Facility and/or the Permanent Financing or in any public filing relating to the Transactions, (d) to the Target and its officers, directors, employees, attorneys, agents, accountants, rating agencies and advisors on a confidential basis (but not the Fee Letter and the contents thereof unless redacted in a form acceptable to the Commitment Parties in their reasonable discretion), (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Commitment Letter, the Fee Letter, or the transactions contemplated thereby or enforcement hereof and thereof, and (f) in the case of the Term Sheet only, to any other Lenders or prospective Lenders with the consent of the Arranger (in a form for marketing reasonably acceptable to the Arranger, which may include summary fee information with respect to fees payable to Lenders if you and we shall so agree).

10

The Commitment Parties, their affiliates and any of their or their affiliates' Representatives (as defined below) shall use all nonpublic information received by them in connection with the Transactions solely for purpose of providing the services that are the subject of this Commitment Letter and shall treat confidentially all such information and shall not publish, disclose or otherwise divulge such information; provided, however, that nothing herein shall prevent any Commitment Party, its affiliates or its or any of its affiliate's Representatives from disclosing any such information (a) to any Lenders or participants or prospective Lenders or participants (in each case, to the extent a Permitted Assignee) (collectively, "Specified Counterparties"), provided, that any such disclosure shall be made subject to the acknowledgment and acceptance by such Specified Counterparty that such information is being disseminated on a confidential basis in accordance with the standard syndication process of the Arranger or customary market standards for dissemination of such types of information, (b) in any legal, judicial, administrative proceeding or other process or otherwise as required by applicable law or regulations, (c) upon the request or demand of any governmental or other regulatory authority having jurisdiction or claiming to have jurisdiction over such Commitment Party or its affiliates, (d) to the officers, directors, employees, legal counsel, independent auditors, professionals and other experts or agents of such Commitment Party (collectively, "Representatives") who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential; provided, that such Commitment Party shall be responsible for its Representatives' compliance with this paragraph, (e) to any of its affiliates (or such affiliates' Representatives) solely in connection with the Transactions (provided, that such information shall be provided on confidential basis, and such Commitment Party shall be responsible for its affiliates' compliance with this paragraph), (f) for purposes of establishing a "due diligence" defense, (g) to the extent any such information becomes publicly available other than (x) by reason of disclosure by such Commitment Party, its affiliates or its or any of its affiliate's Representatives in breach of this Commitment Letter or any other confidentiality obligations owing to you or (y) from a source other than Borrower that is not, to such Commitment Party's knowledge, subject to confidentiality obligations to Borrower, (h) to the extent such confidential information was already in such Commitment Party's possession or is independently developed by such Commitment Party; and (i) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Commitment Letter, the Fee Letter, or the transactions contemplated thereby or enforcement hereof and thereof.  The confidentiality obligations of the Commitment Parties under this Section 12 shall terminate and be superseded by the confidentiality provisions in the Bridge Facility Documentation (to the extent covered thereby) and in any event, on the second anniversary of the date hereof.

11

Notwithstanding anything herein to the contrary, any party to this Commitment Letter (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Commitment Letter and the Fee Letter and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure, except that (i) tax treatment and tax structure shall not include the identity of any existing or future party (or any affiliate of such party) to this Commitment Letter or the Fee Letters and (ii) no party shall disclose any information relating to such tax treatment and tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.  For this purpose, the tax treatment of the transactions contemplated by this Commitment Letter and the Fee Letters is the purported or claimed U.S. Federal income tax treatment of such transactions and the tax structure of such transactions is any fact that may be relevant to understanding the purported or claimed U.S. Federal income tax treatment of such transactions.

13. Surviving Provisions.

The compensation (if applicable), reimbursement (if applicable), indemnification, confidentiality, syndication, information, jurisdiction, governing law and waiver of jury trial provisions contained herein and in the Fee Letter and the provisions of Section 8 of this Commitment Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and (other than in the case of the syndication provisions) notwithstanding the termination of this Commitment Letter or the Initial Lender's commitments hereunder and our agreements to perform the services described herein; provided, that your obligations under this Commitment Letter, other than those relating to confidentiality, compensation, information and to the syndication of the Bridge Facility (which shall remain in full force and effect), shall, to the extent covered by the Bridge Facility Documentation, automatically terminate and be superseded by the applicable provisions contained in such Bridge Facility Documentation upon the occurrence of the Closing Date.  The commitments under the Bridge Facility may be terminated in whole or in part by you at any time subject to the provisions of the preceding sentence.

14. PATRIOT Act Notification.

We hereby notify you that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the "PATRIOT Act"), each of us and each Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name, address, tax identification number and other information regarding Borrower that will allow each of us or such Lender to identify Borrower in accordance with the PATRIOT Act.  This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to each of us and each Lender.  You hereby acknowledge and agree that we shall be permitted to share any or all such information with each other Lender.

12

15. Acceptance and Termination.

If the foregoing correctly sets forth our agreement with you, please indicate your acceptance of the terms of this Commitment Letter and of the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter not later than 11:59 p.m., New York City time, on December 22, 2017.  Our offer hereunder, and our agreements to perform the services described herein, will expire automatically and without further action or notice and without further obligation to you at such time in the event that we have not received such executed counterparts in accordance with the immediately preceding sentence.  This Commitment Letter will become a binding commitment of the Initial Lender only after it has been duly executed and delivered by you in accordance with the first sentence of this Section 15.  Thereafter, all commitments and undertakings of each Commitment Party hereunder will expire on the earliest of (hereinafter, the "Outside Date") (a) 11:59 p.m., New York City time, September 17, 2018, (b) the date on which the Bridge Facility Documentation shall have been entered into and become effective, (c) the date that the Acquisition Agreement is terminated or expires in accordance with the terms thereof and (d) receipt by the Commitment Parties of written notice from Borrower of its election to terminate all commitments under the Bridge Facility in full; provided, that the termination of any commitment pursuant to this sentence does not prejudice your rights and remedies in respect of any breach of this Commitment Letter or the Fee Letter that occurred prior to such termination.

[Remainder of this page intentionally left blank]

13

We are pleased to have been given the opportunity to assist you in connection with the financing for the Acquisition.

Very truly yours,

 CREDIT SUISSE SECURITIES (USA) LLC

By: /s/ SoVonna Day-Goins
Name: SoVonna Day-Goins
Title: Authorized Signatory

CREDIT SUISSE AG,
 CAYMAN ISLANDS BRANCH

By: /s/ Christopher Day
Name: Christopher Day
Title: Authorized Signatory

By: /s/ Andrew Griffin
Name: Andrew Griffin
Title: Authorized Signatory

[Signature Page to Project Twist Commitment Letter]

Accepted and agreed to as of
the date first above written:

CAMPBELL SOUP COMPANY

By: /s/ Ashok Madharan
Name: Ashok Madharan
Title: VP - Treasury

[Signature Page to Project Twist Commitment Letter]

EXHIBIT A

PROJECT TWIST
$6,200,000,000 Senior Unsecured Bridge Term Loan Credit Facility
Summary of Principal Terms and Conditions

Borrower:	Campbell Soup Company (the "Borrower").
Guarantors:	None.
Transactions:
The Borrower, directly or through one of its wholly owned domestic subsidiaries, intends to acquire (the "Acquisition") all of the outstanding equity interests of a company previously identified to the Arranger as "Twist" (the "Target"), pursuant to an Agreement and Plan of Merger, dated on or about the date hereof (the "Acquisition Agreement") among the Borrower, Twist Merger Sub, Inc., and the Target for an aggregate cash consideration set forth in the Acquisition Agreement (including the refinancing of certain indebtedness of the Target and its subsidiaries) (the "Acquisition Consideration").

In connection with the Acquisition, the Borrower intends to (a) obtain a senior unsecured bridge term loan credit facility described below under the caption "Bridge Facility" and (b) pay the fees and expenses incurred in connection with the Acquisition, such Bridge Facility and the other transactions contemplated in connection therewith (the "Transaction Costs").

It is anticipated that some or all of the Bridge Facility will be replaced or refinanced by the issuance of any combination of (i) senior unsecured notes (the "Senior Notes") by the Borrower through a public offering or in a private placement and/or (ii) senior unsecured term loans (the "Term Loans") (collectively with the Senior Notes, the "Permanent Financing").

The foregoing transactions are collectively referred to as the "Transactions".

Administrative Agent:
CS, acting through one or more of its branches or affiliates, will act as sole administrative agent (collectively, in such capacity, the "Administrative Agent") for a syndicate of banks and financial institutions approved by you (together with CS, the "Lenders"), and will perform the duties customarily associated with such role.

Sole Bookrunner and Sole Lead Arranger:
CS Securities will act as sole bookrunner and sole lead arranger for the Bridge Facility described below (in such capacities, the "Arranger"), and will perform the duties customarily associated with such roles.

Bridge Facility:
A senior unsecured bridge term loan credit facility in an aggregate principal amount of up to $6,200,000,000 (as automatically reduced from time to time in accordance with this Term Sheet and as may be voluntarily reduced by the Borrower in accordance with this Term Sheet, the "Bridge Facility").

Purpose:	The proceeds of the Bridge Facility will be used by the Borrower (a) to pay a portion of the Acquisition Consideration and (b) to pay the Transaction Costs.
Availability:
The Bridge Facility may be drawn in a single drawing on the closing date of the Acquisition (the "Closing Date"), which shall occur on or prior to the Outside Date.

Amounts borrowed under the Bridge Facility that are repaid or prepaid may not be reborrowed.

Interest Rates and Fees:	As set forth on Annex I hereto.
Final Maturity and Amortization:	The Bridge Facility will mature on the date that is 364 days after the Closing Date (the "Maturity Date"). There will be no scheduled amortization.
Mandatory Prepayments and Commitment Reductions:
On or prior to the Closing Date, the aggregate commitments in respect of the Bridge Facility under the Commitment Letter or under the Bridge Facility Documentation (as applicable) shall be permanently reduced, and after the Closing Date, the aggregate loans under the Bridge Facility shall be prepaid, without penalty or premium, in each case, dollar-for-dollar, by the following amounts (in each case, subject to exceptions to be agreed):

(a) 100% of the net cash proceeds of all asset sales or other dispositions of property by the Borrower and its domestic subsidiaries in excess of $100,000,000 for any individual transaction (and in excess of $250,000,000 in the aggregate) (including proceeds from the sale of stock of any subsidiary of the Borrower and insurance (other than business interruption insurance) and condemnation proceeds, but excluding (i) intercompany sales of assets and (ii) ordinary course of business sales and dispositions), in each case, solely to the extent that such net proceeds are not reinvested by the Borrower or any of its subsidiaries in assets necessary, used or useful in the operation of its business within 180 days following receipt thereof (or, if committed to be reinvested, so long as such reinvestment is actually completed within 90 days after such 180 day period) (or, in the case of insurance and condemnation proceeds, such longer period as may be reasonably required to repair, replace or reinstate the affected assets) and subject to additional exceptions to be agreed;

(b) without duplication of any amounts that have reduced the commitments or loans under the Bridge Facility pursuant to clause (c) below, 100% of the net cash proceeds received from any issuance of debt securities or incurrence of other debt for borrowed money (other than Excluded Debt (as defined below) and debt described in clause (c) below), or issuance of equity securities or equity-linked securities (in a public offering or private placement) by the Borrower or any of its subsidiaries, subject to exceptions to be agreed (including (i) equity securities issued pursuant to, or upon the exercise of options or similar rights granted pursuant to, equity-based incentive or deferred compensation plans or arrangements, employee stock purchase plans, dividend reinvestment plans or other compensation plans and, in each case, any hedging or similar arrangements related to any of the foregoing, (ii) grants to employees made in the ordinary course of business, (iii) by the Borrower's subsidiaries to the Borrower or its subsidiaries and (iv) directors' qualifying shares and/or other nominal amounts required to be held by persons other than the Borrower or its subsidiaries under applicable law); and

(c) 100% of the commitments provided to the Borrower or any of its subsidiaries pursuant to any committed but unfunded bank term loan credit agreement or similar definitive agreement for the incurrence of debt for borrowed money that has become effective solely for the specific purpose of financing the Transactions (other than Excluded Debt) and having conditions to availability that are not more restrictive than the conditions to availability of the Bridge Facility (as reasonably determined by the Borrower upon entering into such Committed Financing).

For purposes hereof, "Excluded Debt" shall mean (i) intercompany debt obligations, (ii) borrowings under the Existing Credit Agreement (including pursuant to extensions, modifications and replacements thereof provided that the aggregate commitments under the Existing Credit Agreement shall not exceed the aggregate commitments in effect on the date hereof), (iii) any commercial paper issued in the ordinary course of business, (iv) the Pacific Food Financings, (v) any borrowings under the existing CAD$170 million Canadian revolving credit facility, other existing foreign and/or short term working capital credit lines (including any extensions, modifications, refinancings and replacements thereof), (vi) any purchase money indebtedness, capital or synthetic lease obligations, industrial bonds or similar obligations, in each case, in the ordinary course of business, (vii) refinancings and replacements of notes in an aggregate principal amount not to exceed AU$470 million and (viii) other debt for borrowed money in an aggregate principal amount up to $250,000,000.

Notwithstanding the foregoing, no such reduction or prepayment shall be required in connection with any debt incurrence or issuance by a foreign subsidiary of the Borrower to the extent that the Borrower has reasonably determined that the repatriation of such funds would (x) result in adverse (other than de minimis) tax consequences or (y) be prohibited or restricted by applicable law, contract or organizational documents.

In addition, on or prior to the Closing Date, the aggregate commitments in respect of the Bridge Facility under the Commitment Letter or under the Bridge Facility Documentation (as applicable) shall be permanently reduced to zero immediately upon the earlier of (i) 11:59 p.m., New York City time, September 17, 2018 and (ii) the date that the Acquisition Agreement is terminated or expires in accordance with the terms thereof.

The Borrower shall notify the Administrative Agent within 3 business days of any mandatory prepayment or commitment reduction hereunder and, in the case of any mandatory prepayment from the net cash proceeds of any event described in (a), (b) or (c) above after the Closing Date, shall make such prepayment within five business days of receipt of such net cash proceeds.

Voluntary Prepayments and Reductions in Commitments:
Voluntary reductions of the unutilized portion of the commitments under the Bridge Facility and prepayments of borrowings thereunder will be permitted at any time (including at any time prior to the Closing Date), in reasonable minimum principal amounts to be agreed upon solely with respect to prepayments of borrowings, in each case, without premium or penalty, subject to reimbursement of the Lenders' redeployment costs in the case of a prepayment of Adjusted LIBOR borrowings other than on the last day of the relevant interest period.

Documentation:
The making of the loans under the Bridge Facility will be governed by definitive loan and related agreements and documentation (collectively, the "Bridge Facility Documentation" and the principles set forth in this paragraph, the "Documentation Principles") to be negotiated in good faith, which will be based on the Borrower's Five-Year Credit Agreement, dated as of December 9, 2016 among the Borrower, the eligible subsidiaries referred to therein, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A. as administrative agent (as amended from time to time, the "Existing Credit Agreement"), with modifications (a) as are necessary to reflect the terms specifically set forth in the Commitment Letter (including the exhibits thereto) (including the nature of the Bridge Facility as a bridge facility) and the Fee Letter, (b) to reflect any changes in law or accounting standards since the date of the Existing Credit Agreement, including the inclusion of customary EU-bail-in contractual recognition provisions, (c) to reflect the operational or administrative requirements of the Administrative Agent as reasonably agreed by Borrower and (d) as agreed by Borrower and the Administrative Agent.
The Bridge Facility Documentation will (i) contain only those mandatory prepayments, representations, warranties, affirmative and negative covenants and events of default expressly set forth in the Existing Credit Agreement  or this Term Sheet and, except as modified by this Term Sheet, be no less favorable to the Borrower and its subsidiaries than the corresponding provisions of the Existing Credit Agreement and (ii) not be subject to any conditions to the availability and funding other than those set forth on Exhibit B.

Representations and Warranties:
Substantially the same as the Existing Credit Agreement, limited to corporate existence and power; corporate and governmental authorization; no contravention; binding effect; financial information; no material adverse change; litigation; compliance with ERISA; environmental matters; taxes; subsidiaries; full disclosure; and anti-corruption laws and sanctions.

Conditions Precedent to Borrowing on the Closing Date:
The borrowing under the Bridge Facility on the Closing Date will be subject solely to the satisfaction (or waiver) of the conditions precedent expressly set forth in Exhibit B to the Commitment Letter.

Covenants:
Substantially the same as the Existing Credit Agreement with substantially the same thresholds and exceptions, limited to information; maintenance of property; insurance; conduct of business and maintenance of existence; compliance with laws; mergers and sales of assets; negative pledge; use of proceeds; most favored lender.

Financial Covenant:
As of the last day of each fiscal quarter of the Borrower commencing with the first full fiscal quarter end date occurring after the Closing Date to the extent that (a) the Borrower's Public Debt Rating is less than BBB+ from S&P and Baa1 from Moody's and (b) there are Bridge Loans outstanding in an aggregate principal amount in excess of $500 million, the maximum net debt (with debt defined to include only third party debt for borrowed money as set forth the Borrower's balance sheet in accordance with GAAP) to EBITDA ratio (with financial definitions to be agreed, but to be consistent with the methodology currently used by the Borrower to calculate EBIT, depreciation and amortization, on an adjusted basis, in its public disclosure) shall not be greater than 5.75:1.00.

Events of Default:
Substantially the same as the Existing Credit Agreement with substantially the same thresholds and exceptions, limited to non-payment of principal, interest, fees or other amounts; failure to comply with covenants, with grace periods where applicable; representations or warranties incorrect in any material respect when made or deemed made; bankruptcy or insolvency of the Borrower or any Principal Subsidiary (as defined in the Existing Credit Agreement); ERISA events; judgment defaults in excess of $200,000,000; the Borrower shall deny or disaffirm its obligations under the guaranty or the guaranty shall be ineffective; acceleration of or principal payment default on other material debt in excess of $100,000,000; or any Change of Control Triggering Event (as defined in the Existing Credit Agreement).

Without limiting (and subject to) the conditions precedent set forth in Exhibit B to the Commitment Letter, the Lenders shall be permitted to terminate the commitments only to the extent that an event of default for nonpayment of fees under the Bridge Facility, or a bankruptcy event with respect to the Borrower, is outstanding and continuing at such time.  The acceleration of the Bridge Loans shall be permitted at any time after they have been funded only to the extent that an event of default is outstanding and continuing at such time.

Voting:
Actions/amendments/waivers requiring the consent of all Lenders directly and adversely affected include: (a) reduction of principal, interest rates or fees; (b) postponement of dates fixed for payment of principal, interest or fees; (c) modification of the definition of "Required Banks" (i.e., Lenders holding a majority of the aggregate commitments prior to the Closing Date; thereafter, Lenders holding a majority of the aggregate principal balance outstanding) and other voting provisions; and (d) change of "pro rata" sharing provisions. Otherwise the instructions/approval of Required Banks shall control.  The consent of the Administrative Agent shall be required for any modification of any provision affecting its rights, duties or obligations.

The Bridge Facility Documentation shall contain customary provisions for replacing non-consenting Lenders in connection with amendments and waivers thereof requiring the consent of all Lenders or of all Lenders directly affected thereby so long as the Required Banks shall have consented to such amendment or waiver.

Cost and Yield Protection:	Substantially the same as the Existing Credit Agreement (including but not limited to provisions relating to Dodd-Frank and Basel III).
Assignments and Participations:
Prior to the Closing Date, the Lenders will not be permitted to assign commitments under the Bridge Facility to any Person that is not a Permitted Assignee or a Lender, without the consent of the Borrower (not to be unreasonably withheld or delayed).

Consistent with the Existing Credit Agreement, from the Closing Date, the Lenders will be permitted to assign loans under the Bridge Facility with the consent of the Borrower (not to be unreasonably withheld or delayed, such consent not to be required if an event of default shall be continuing and such consent shall be deemed to have been given if the Borrower shall not have responded to a written request for consent within 15 Domestic Business Days (as defined in the Existing Credit Agreement)).  All assignments require the consent of the Administrative Agent (not to be unreasonably withheld or delayed) unless such assignee is another Lender or an affiliate of a Lender.  Each assignment shall be (i) of all or a proportionate part of all rights and obligations of the assigning Lender, (ii) in a minimum amount of $5,000,000 (unless the Administrative Agent and the Borrower otherwise consent), (iii) evidenced by an executed assignment and acceptance form delivered to the Administrative Agent and (iv) accompanied by the payment of a $3,500 assignment processing fee to Administrative Agent.

Lenders may sell participations without the consent of any person, so long as any such participation does not create rights in participants to approve amendments or waivers, except amendments, modifications or waivers with respect to a decrease in fees, principal or interest rates, or an extension of any date fixed for payments.

Defaulting Lenders:
Consistent with the Existing Credit Agreement, including the suspension of voting rights and rights to receive certain fees, and the termination or assignment of commitments or loans of defaulting Lenders.

Expenses and Indemnification:	Subject to the limitations set forth in Section 7 of the Commitment Letter, substantially consistent with the Existing Credit Agreement.

Governing Law and Forum:
State of New York; provided, however, that (a) the interpretation of the definition of "Company Material Adverse Effect" (and whether or not a Company Material Adverse Effect has occurred or would reasonably be expected to occur), (b) the determination of the accuracy of any Acquisition Agreement Representations and whether as a result of any inaccuracy of any Acquisition Agreement Representation there has been a failure of a condition precedent to your (or your affiliates') obligation to consummate the Acquisition or such failure gives you the right to terminate your (or your affiliates') obligations under the Acquisition Agreement and (c) the determination of whether the Acquisition has been consummated in accordance with the terms of the Acquisition Agreement shall, in each case, be governed by, and construed and interpreted in accordance with, the internal laws and judicial decisions of the State of Delaware applicable to agreements executed and performed entirely within such jurisdiction without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware.

Arranger's Counsel:	Davis Polk & Wardwell LLP.

ANNEX I

Interest Rates:
The interest rates under the Bridge Facility will be, at the option of the Borrower, (a) Adjusted LIBOR plus the Applicable Adjusted LIBOR Margin (as defined below) or (b) ABR plus the greater of (x) 0.00% and (y) Applicable Adjusted LIBOR Margin minus 1.0%.

The Borrower may elect interest periods of 1, 2, 3 or 6 months for Adjusted LIBOR borrowings.  Calculation of interest shall be on the basis of the actual number of days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans) and interest shall be paid in arrears (i) at the end of each interest period and no less frequently than quarterly, in the case of Adjusted LIBOR advances and (ii) quarterly, in the case of ABR advances.

For purposes of the Bridge Facility Documentation, (a) ABR shall be defined in a manner consistent with the definition of "Base Rate" in the Existing Credit Agreement and (b) Adjusted LIBOR shall be defined in a manner consistent with the definition of "Euro-Dollar Rate" in the Existing Credit Agreement.

Applicable Adjusted LIBOR Margin:
Public Debt Rating[1]	≥ A-/A3 Level I	≥ BBB+/Baa1 Level II	≥ BBB/ Baa2 Level III	≤ BBB-/Baa3 Level IV
Closing Date until 89 days following the Closing Date	1.000%	1.125%	1.250%	1.500%
90th day following the Closing Date until 179th day following the Closing Date	1.250%	1.375%	1.500%	1.750%
180th day following the Closing Date until 269th day following the Closing Date	1.500%	1.625%	1.750%	2.000%
From the 270th day following the Closing Date	1.750%	1.875%	2.000%	2.250%

1 Based on public ratings from S&P and Moody's for non-credit-enhanced, senior unsecured, long-term debt (the "Public Debt Rating").  Split ratings to be handled consistently with the Existing Credit Agreement.

2

Default Rate:
At any time when the Borrower is in default in the payment of any amount of principal due under the Bridge Facility, the overdue amount shall bear interest at 2% above the rate otherwise applicable thereto.  Upon any payment default in connection with overdue interest, fees and other amounts shall bear interest at 2% above the rate applicable to ABR loans.

Ticking Fee:
Commencing on the later of (i) the date that is 60 days from the date hereof and (ii) the date of the execution of the Bridge Facility Documentation through the earlier of (x) the Closing Date and (y) the termination or expiration of the Bridge Facility (the "Ticking Fee Termination Date"), the Borrower will pay a fee (the "Ticking Fee") to the Administrative Agent for the ratable benefit of the Lenders in an amount equal to the Applicable Ticking Fee Rate times the actual daily undrawn portion of the aggregate principal (i.e., face) amount of the commitments in respect of the Bridge Facility (as such amount shall be adjusted to give effect to any voluntary or mandatory reductions of the commitments in accordance with the terms hereof and/or of the Bridge Facility Documentation), payable on the Ticking Fee Termination Date.

Public Debt Rating[2]	≥ A-/A3 Level I	≥ BBB+/Baa1 Level II	≥ BBB/ Baa2 Level III	≤ BBB-/Baa3 Level IV
Applicable Ticking Fee Rate	9 bps	11 bps	12.5 bps	15 bps

Duration Fees:
The Borrower will pay a fee (the "Duration Fee"), for the ratable benefit of the Lenders, in an amount equal to (i) 0.50% of the aggregate principal amount of the loans under the Bridge Facility outstanding on the date which is 90 days after the Closing Date, due and payable in cash on such 90th day (or if such day is not a business day, the next business day); (ii) 0.75% of the aggregate principal amount of the loans under the Bridge Facility outstanding on the date which is 180 days after the Closing Date, due and payable in cash on such 180th day (or if such day is not a business day, the next business day); and (iii) 1.00% of the aggregate principal amount of the loans under the Bridge Facility outstanding on the date which is 270 days after the Closing Date, due and payable in cash on such 270th day (or if such day is not a business day, the next business day).

2 Based on the Public Debt Rating.  Split ratings to be handled consistently with the Existing Credit Agreement.

EXHIBIT B

PROJECT TWIST
$6,200,000,000 Senior Unsecured Bridge Term Loan Credit Facility
Summary of Additional Conditions Precedent3

The commitments of the Lenders in respect of the Bridge Facility and the extensions of credit hereunder shall be conditioned solely upon the satisfaction (or waiver) of following conditions precedent:

1. The Borrower shall have executed and delivered Bridge Facility Documentation consistent with the Commitment Letter and the Term Sheet and containing only those mandatory prepayments, representations, warranties, affirmative and negative covenants and events of default expressly set forth in the Term Sheet and otherwise subject to the Funds Certain Provisions.

2.  The Acquisition Agreement (including all schedules and exhibits thereto) and all other related documentation shall be satisfactory to the Arranger (it being understood that the Acquisition Agreement delivered to the Arranger at 10:24 p.m., New York City time, on December 18, 2017 is satisfactory).  The Acquisition shall have been consummated substantially concurrently with the borrowing under the Bridge Facility in accordance with the Acquisition Agreement on or prior to the Outside Date, and the Acquisition Agreement shall not have been amended or modified, and no condition shall have been waived or consent granted by the Borrower, in any respect that is materially adverse to the Lenders or the Arranger without the Arranger's prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood that (a) any decrease in the purchase price shall not be materially adverse to the interests of the Lenders or the Arrangers so long as such decrease is allocated to reduce the Bridge  Facility and (b) any increase in the purchase price shall not be materially adverse to the Lenders or the Arranger so long as such increase is not funded with third party debt for borrowed money).

3. Since December 31, 2016, no event or events or development or developments have occurred that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined below).

For the purposes hereof, "Company Material Adverse Effect" means, with respect to the Company, any change, effect, event, violation, inaccuracy, state of facts, development, circumstance or occurrence (an "Event") that, individually or when taken together with all other Events, (i) has a material adverse effect on the results of operations, financial condition, business, properties, assets or liabilities of the Company and its Subsidiaries, taken as a whole, or (ii) would or would reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the Merger or to perform any of its material obligations under the Acquisition Agreement without material delay; provided, however, that, in the case of clause (i), none of the following Events shall constitute or shall be taken into account in determining whether there is a Company Material Adverse Effect: (A) changes generally affecting the economy or political conditions or financial or securities markets or industries in which the Company or its Subsidiaries operate, (B) acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or any material worsening of such conditions threatened or existing as of the date of the Acquisition Agreement or natural disasters or other force majeure events, (C) any adoption, implementation, enforcement, promulgation, repeal, amendment, interpretation, reinterpretation or other changes, or proposed adoption, implementation, enforcement, promulgation, repeal, amendment, interpretation, reinterpretation or changes in Law or GAAP or other accounting standards (or, in each case in the interpretation thereof),

3 All capitalized terms used but not defined herein have the meanings given to them in the Commitment Letter to which this Exhibit B is attached, including Exhibit A thereto.

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(D) any failure by the Company or its Subsidiaries to meet any published or internal projections, forecasts, predictions, estimates or expectations of the Company's or its Subsidiaries' past or projected revenue, earnings or other financial performance or results of operations for any period, in and of itself, (E) any Events to the extent attributable to the execution, announcement or pendency of the Acquisition Agreement or the anticipated consummation of the Transactions (including the identity of Parent or its Affiliates as the acquirer of the Company), or communication by Parent or its Affiliates with respect to the post-Closing conduct of the business or assets of the Company or its Subsidiaries, (F) any decline in the market price or trading volume of the Company Common Stock, (G) any Events resulting from or arising out of any actions taken by the Company or any of its Subsidiaries, on the one hand, and Parent or any of its Subsidiaries, on the other hand, as required by the Acquisition Agreement, or (H) any action or omission explicitly required under the Acquisition Agreement or any action taken or omitted to be taken at the specific request of the Buyer Parties or any omission caused by the failure of Parent to provide a consent under Section 4.2 of the Acquisition Agreement (other than any such consent with respect to which Parent has reasonably withheld such consent pursuant to and consistent with Section 4.2 of the Acquisition Agreement); provided, that, with respect to clauses (A), (B) or (C), Events resulting from any change, event, circumstance or development that has had or would reasonably be expected to have a disproportionate adverse effect on the Company and its Subsidiaries shall be considered for purposes of determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur.

Capitalized terms used in the definition above, but not otherwise defined shall have the meaning assigned to such terms in the Acquisition Agreement.  Cross references in the definition above refer to the respective sections of the Acquisition Agreement.

4. The Arranger shall have received (a) U.S. GAAP audited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of each of Borrower and the Target for the three most recent fiscal years ended at least 60 days prior to the Closing Date and (b) U.S. GAAP unaudited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of  each of Borrower and the Target for each subsequent fiscal quarter (other than the fourth fiscal quarter) ended at least 40 days before the Closing Date (and the corresponding period in the prior year); provided, that the financial statements required to be delivered by this paragraph 4 shall meet the requirements of Regulation S-X under the Securities Act of 1933, as amended, and all other accounting rules and regulations of the SEC promulgated thereunder applicable to a registration statement under such Act on Form S-3.

5. If, and to the extent required by Rule 3-05 and Article 11 of Regulation S-X, the Arranger shall have received customary pro forma financial statements of the Borrower giving effect to the Transactions, regardless of the when such pro forma financial statements are required to be filed with the SEC, meeting the requirements of Regulation S-X under the Securities Act of 1933, as amended, and all other accounting rules and regulations of the SEC promulgated thereunder applicable to a registration statement under such Act on Form S-3.

6. The Administrative Agent shall have received legal opinions, corporate organizational documents, good standing certificates, resolutions and customary certificates as to incumbency and the satisfaction of closing conditions, in each case, as are customary for transactions of this type and reasonably satisfactory to the Administrative Agent and the Borrower.

7. The Administrative Agent shall have received a solvency certificate in substantially the form of Annex B-I hereto.

8. The Arranger and the Lenders shall have received (or shall simultaneously receive) all fees and invoiced expenses required to be paid on or prior to the Closing Date pursuant to the Fee Letter or the Bridge Facility Documentation; provided, that, in the case of expenses, the Borrower has received a reasonably detailed summary of such expenses not less than two business days prior to the Closing Date (which amounts may be offset against the proceeds of the Bridge Facility).

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9. The Arranger shall have received, at least three business days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act to the extent reasonably requested by the Arranger at least 10 business days prior to the Closing Date.

10. No event of default for nonpayment of fees under the Bridge Facility or a bankruptcy event with respect to the Borrower shall have occurred and be continuing (after giving pro forma effect to the Transactions).

11. The Specified Representations and the Acquisition Agreement Representations shall be true and correct in all material respects.

ANNEX B-I

Form of Solvency Certificate

[DATE]

This Solvency Certificate ("Certificate") of Campbell Soup Company, a [__] corporation (the "Borrower"), and its Subsidiaries is delivered pursuant to Section [__] of the Senior Unsecured Bridge Term Loan Credit Agreement, dated as of [__], 2018 (the "Credit Agreement"), by and among the Borrower, the Lenders from time to time party thereto, and Credit Suisse AG, as administrative agent.  Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

I, [__], the duly elected, qualified and acting [__] of the Borrower, DO HEREBY CERTIFY, in that capacity only and not in my individual capacity (and without personal liability), as follows:

1. I have reviewed the Credit Agreement and the other Loan Documents referred to therein (collectively, the "Transaction Documents") and have made such investigation as I have deemed necessary to enable me to express a reasonably informed opinion as to the matters referred to herein.

2. As of the date hereof, after giving effect to the Transactions, the fair value and the present fair saleable value of any and all property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the probable liability on existing debts of the Borrower and its Subsidiaries, on a consolidated basis, as they become absolute and matured (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability).

3. As of the date hereof, after giving effect to the Transactions, the Borrower and its Subsidiaries, on a consolidated basis are able to pay their debts (including, without limitation, contingent and subordinated liabilities) as they become absolute and mature (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability).

4. As of the date hereof, after giving effect to the Transactions, the Borrower and its Subsidiaries, on a consolidated basis are otherwise "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.

5. The Borrower and its Subsidiaries, on a consolidated basis, do not intend to, nor do they believe that they will, incur debts that would be beyond their ability to pay as such debts mature.

6. As of the date hereof, before and after giving effect to the Transactions, the Borrower and its Subsidiaries are not engaged in businesses or transactions, nor about to engage in businesses or transactions, for which any property remaining would, on a consolidated basis, constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which they are engaged.

7. For the purpose of the foregoing, I have assumed there is no default under the Credit Agreement on the date hereof and will be no default under the Credit Agreement after giving effect to the funding under the Credit Agreement.

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